Exhibit 99.1

FOR IMMEDIATE RELEASE
July 13, 2026

Chesapeake Utilities Corporation Announces Florida Energy Pathway Project

DOVER, Del. – Chesapeake Utilities Corporation (NYSE: CPK) (the “Company” or “Chesapeake Utilities”) and its subsidiary, Peninsula Pipeline Company (“PPC”), today announced the Florida Energy Pathway (“FEP”), a new intrastate natural gas infrastructure project in south Florida. This project will be developed, constructed and operated by PPC to expand natural gas transportation capacity to address regional supply constraints, enhance system reliability and extend natural gas infrastructure to serve homes and businesses.

FEP is anticipated to be a 24-inch intrastate natural gas pipeline originating in Palm Beach County and terminating in Miami-Dade County. The project is anchored by firm commitments totaling nearly 250,000 dekatherms per day from multiple investment grade shippers. Upstream capacity will be supplied by Florida Gas Transmission in conjunction with its Phase IX expansion. PPC is also accepting binding commitments with additional shippers for firm transportation service.

Total project investment is estimated to be approximately $1.2 billion, pending finalization of design and development activities. The project is anticipated to be in-service in 2030, subject to final commissioning. Chesapeake Utilities is evaluating options for financing the project and intends to partner with one or more third parties to invest in and own up to 49% of the total project.

“Florida continues to lead the nation in population and economic growth, which drives increasing energy demand. In the south Florida area, this has led to significant energy supply constraints. Natural gas infrastructure expansions, including the Florida Energy Pathway project, play an important role in enabling regional growth, increasing natural gas capacity and supporting long-term energy independence,” said Jeff Householder, Chesapeake Utilities chair of the board, president and chief executive officer.

“Florida Energy Pathway represents a long-term, regulated, organic growth opportunity and aligns strategically with our natural gas transportation expertise, above-average growth expectations and increased presence in south Florida following the acquisition of Florida City Gas. We are excited to bring this project online to serve our customers’ needs and deliver energy that strengthens our local economies and communities.”

Chesapeake Utilities will discuss this project in further detail and address its long-term capital investment expectations on its second quarter earnings call in August.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses. For more information, visit www.chpk.com.

About Peninsula Pipeline Company
Peninsula Pipeline Company (PPC) is Chesapeake Utilities' intrastate transmission business in Florida. PPC provides transportation service that links interstate pipelines to local distribution systems, industrial customers and power generation facilities. For more information, visit www.peninsula-pipeline.com/.

Forward-Looking Statements
Forward-Looking Statements Matters included in this release may include forward-looking statements that involve risks and uncertainties. Forward-Looking statements include, but are not limited to, statements regarding project investment, timeline and financing. Actual results may differ materially from those in the forward-looking statements due to a number of factors, including uncontrollable authorization and construction impediments. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2025 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2026 for further information on the risks and uncertainties related to the Company’s forward-looking statements.

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Media
Alexander Nye
Director, Strategic Communications
727.754.0136
ANye@chpk.com

Investors
Lucia Dempsey
Head of Investor Relations
347.804.9067
LDempsey@chpk.com